Exhibit 10.2(c)(i)

                      TRANSCOMMUNITY FINANCIAL CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                    EMPLOYEE

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                               Granted <<date 1>>
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      This Non-Qualified Stock Option Agreement evidences the grant of a
Non-Qualified Stock Option to <<name>> (the "Employee") pursuant to Article VI of the TransCommunity Financial Corporation 2001 Stock Option Plan, as amended. This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.


1. Grant of Option. In consideration of the services rendered by the Employee to TransCommunity Financial Corporation (the "Company") or one of its direct or indirect Subsidiaries, the Company hereby grants to the Employee an option to purchase all or any part of a total of <<shares>> shares of the Company's Common Stock at a price of $<<price>> per share. This Option is granted as of <<date 1>> ("Award Date"). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.    Term.

      (a) Normal Term. The term of this Option is 10 years from the Award Date, or until <<date 1 minus 1 day>>, provided, however, that this Option may be terminated earlier as provided below.

      (b) Early Termination. This Option will terminate upon any of the following events:

            (i) Death. This Option will terminate one year after the death of the Employee who dies while employed by the Company or one of its Subsidiaries.

            (ii) Disability. This Option will terminate one year after the Employee's employment with the Company and its Subsidiaries terminates on account of the Employee's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code).

            (iii) Retirement. This Option will terminate three months after the
                  Employee's retirement from employment with the Company and its Subsidiaries at or after age 65.

            (iv) Termination of Employment. (1) This Option will terminate on the date the Employee's employment with the Company and its Subsidiaries (A) is terminated at his employer's instigation for "cause," or (B) is terminated by the Employee for any reason other than death, disability or retirement. (2) This Option will terminate three months after the Employee's employment with the Company and its Subsidiaries is terminated at his employer's instigation for reasons other than for "cause." For purposes of this paragraph "cause" shall mean continued neglect of duty, willful and material misconduct in connection with the performance of the Employee's duties and obligations, and any other conduct of the Employee involving moral turpitude, commission of a crime or habitual drunkenness of drug abuse, that would make retention of the Employee in his position with his employer prejudicial to its best interests.

3. Payment of Exercise Price. The exercise price will be payable in full upon exercise of this Option purchase shares, and if approved by the Committee at or prior to the time of exercise, such purchase price may be paid in cash, or, if approved by the Committee at or prior to the time of exercise, in shares of the Company's Common Stock which have been held by the Employee for more than six months (which shall be valued as determined by the Committee), or in a combination of cash and such Common Stock. Payment hereunder may not otherwise be made by cashless exercise.

4. Transferability. This Option may not be transferred by the Employee, except upon the Employee's death by will or by the laws of descent and distribution.

5.    Exercise.

      (a) Exercisability. This Option is first exercisable, in whole or in part, from and after the applicable time provided below:

            (i)   Subject to earlier  exercisability  as  provided  in (ii) or
                  (iii) below, options with respect to (1) one-third of the total number of shares awarded under this Agreement shall be first exercisable on the first anniversary of the Award Date, (2) the second one-third of the total number of shares awarded under this Agreement shall be first exercisable on the second anniversary of the Award Date, and (3) the final one-third of the total number of shares awarded under this Agreement shall be first exercisable on the third anniversary of the Award Date.

            (ii) If a Change in Control (as defined in the Plan) occurs after the Award Date, before the expiration date of this Option, and during the Employee's employment with the Company or one of its Subsidiaries, this Option may first be exercised, in whole or in part, after the date such Change in Control occurs, provided, however, that such accelerated vesting and exercisability shall not apply where this Option is awarded in connection with service as an Employee of a national banking association unless the Change in Control occurs more than thirty-six (36) months after the national banking association commenced operations.

            (iii) If the Employee ceases employment with the Company as a result of his death, this Option may first be exercised, in whole or in part, on the date of the Employee's death, provided, however, that such accelerated vesting and exercisability shall not apply where this Option is awarded in connection with service as an employee of a national banking association unless such death occurs more than thirty-six (36) months after the national banking association commenced operations.

      (b) By Whom Exercisable. During the Employee's lifetime, only the Employee may exercise this Option. If the Employee dies prior to the expiration date of an Option granted to him, without having exercised this Option as to all of the shares covered thereby, this Option may be exercised, to the extent of the shares with respect to which this Option could have been exercised on the date of the Employee's death, by the estate or a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Employee.

      (c) Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment as provided in Paragraph 3.

6. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission (or any other any applicable regulatory agency or body) covering the shares of Common Stock of the Company which are the subject of this Agreement at all times during which this Option is exercisable and there is no applicable exemption from registration of such shares; provided, however, that this Option shall not be exercisable for stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

7. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require if any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

8. Capital Adjustments. The number of shares of Common Stock covered by this Option, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

9. Rights as a Shareholder. The Employee, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares subject to this Option until the date of the exercise of this Option for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 8 hereof.

10. Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any Federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Employee will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. The Employee is authorized to deliver shares of the Company's Common Stock in satisfaction of any minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares to be acquired as a result of the exercise of this Option).

11. Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

12. Not Intended to be an Incentive Stock Option. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code, and the provisions hereof shall be construed consistent with that intent.

13. Special Change in Control Rules. Where this Option is awarded in connection with service as an Employee of a national banking association, in no event shall alternative action (i) of Article VIII of the Plan be taken with respect to this Option during the first thirty-six (36) months after the national banking association commenced operations. In addition, where this Option is awarded in connection with service as an Employee of a national banking association, in no event shall alternative action (ii) of Article VIII of the Plan be taken with respect to this Option while the Office of the Comptroller of the Currency prohibits "cashless" exercises of stock options.

To evidence their agreement to the terms and conditions of this Option, the Company and the Employee have signed this Agreement as of the date first above written.

                                          TRANSCOMMUNITY FINANCIAL CORPORATION

                                          By:
                                             ---------------------------------

                                          Its:
                                              --------------------------------

                                          EMPLOYEE:

                                          By:
                                             ---------------------------------
                                                <<name>>

                               NOTICE OF EXERCISE


TransCommunity Financial Corporation
4235 Innslake Drive
Glen Allen, Virginia  23060
Attention:  Secretary


      I hereby exercise my Option pursuant to that certain Non-Qualified Stock Option Agreement dated <<date 1>>, subject to all of the terms and conditions of the said Stock Option Agreement, and hereby notify you of my election to purchase the following stated number of shares ("Shares") of the common stock of TransCommunity Financial Corporation, a Virginia corporation (the "Company"), as indicated below at the following stated option price per share.

      Number of Shares -          Option Price per Share - $<<price>>    Total
                        --------
      Option Price -$
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If this Notice of Exercise involves fewer than all of the common stock which are subject to option under the said Stock Option Agreement, I retain the right to exercise my Option for the balance of the shares remaining subject to option, all in accordance with the terms of the said Stock Option Agreement.

      This Notice of Exercise is accompanied by [ ] (1) a [ ] certified check,
[ ] cashiers check or [ ] personal check in the amount of the above Total Option Price or [ ] (2) _______ shares of the Company's common stock which have been held by me for more than six months having an aggregate value of the amount of the above Total Option Price, in full payment of the option price for the Shares.

      I hereby authorize the Company (and any of its Subsidiaries) to withhold from my regular compensation or any extraordinary compensation from the Company (and any of its Subsidiaries) the applicable amount of any taxes required by law or the said Stock Option Agreement to be withheld as a result of this exercise.

      I represent that I am acquiring the Shares for investment for my own account and beneficial interest and that I have no present intention of dividing them with others or reselling, assigning or otherwise distributing them to others.

      My current address and my Social Security Number are as follows:

                  Address:
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                  Social Security Number:
                                           -----------------------------------


Date:
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                                                <<name>>